Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Public Relations Manager +1 (408) 789-4234 stomei@accuray.com

Accuray Reports Continued Growth in Second Quarter of Fiscal 2008

Fourth Consecutive Quarter of Record Revenue and Backlog

SUNNYVALE, Calif., January 30, 2008– Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, today announced financial results for the second quarter of fiscal 2008, ended December 29, 2007.

For the second quarter of fiscal 2008, Accuray reported total revenue of $52.0 million, a 98 percent increase over second quarter fiscal 2007 total revenue of $26.3 million.

Net income for the quarter ended December 29, 2007 was $2.3 million, or $0.04 per diluted share, compared to a loss of $7.3 million, or a loss of $0.45 per share, during the same period last year.  Shares used in computing fully diluted earnings per share were 61.3 million for the second fiscal quarter of 2008.

Non-cash, stock-based compensation charges for the second fiscal quarter of 2008 were $4.3 million or $0.07 per diluted share.

For the period ended December 29, 2007, backlog increased to approximately $660 million, with approximately $365 million associated with CyberKnife® Robotic Radiosurgery System contracts and approximately $295 million associated with services and other recurring revenue.  Accuray’s backlog is composed of firm, signed contracts that the company believes have a substantially high probability of being recognized as revenue.

Accuray’s cash balance at the end of the quarter was $187.5 million.

For the six months ended December 29, 2007, total revenue was $100.7 million, a 70 percent improvement over the $59.1 million in total revenue during the same period last year.  Net income for the first half of fiscal 2008 was $4.6 million, or $0.08 per diluted share, compared to a loss of $5.3 million, or a loss of $0.33 per share, for the first half of fiscal 2007.

“Accuray continues to experience record-setting growth, with our fourth consecutive quarter of increasing revenue and backlog. This sustained growth is a testament to the impact that the CyberKnife System is having on meeting the demands for extracranial radiosurgery, particularly prostate and lung cancer,” said Euan S.

Thomson, Ph.D., president and CEO of Accuray. “While this was a positive quarter with respect to revenue and backlog growth, we believe that broader credit market issues are having a short-term impact on some of our U.S. customers’ purchase and installation timelines, as obtaining financing has become more difficult. We remain confident in the clinical demand for the CyberKnife and our ability to further build the market for extracranial radiosurgery.”

Outlook

The following statements are forward-looking and actual results may differ materially. Based upon current economic conditions, specifically the tightening of credit markets in the United States, Accuray is adjusting revenue guidance for fiscal 2008 to be in the range of $210 million to $230 million, which would represent revenue growth of 50 percent to 64 percent over fiscal 2007.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors today, January 30, 2008 at 2:00 p.m. PT / 5:00 p.m. ET.  The conference call dial-in numbers are (866) 288-0541 (USA) or (913) 312-1268 (International), Access Code: 4129411. A live webcast of the call will also be available from the Investor Relations section on the corporate Web site at http://www.accuray.com.  In addition, a recording of the call will be available by calling (888) 203-1112 (USA) or (719) 457-0820 (International), Access Code: 4129411, beginning at 5:00 p.m. PT / 8:00 p.m. ET, January 30, 2008 and will be available through February 14, 2008.  A webcast replay will also be available from the Investor Relations section of the corporate Web site at http://www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET, today, through Accuray’s release of fiscal third quarter 2008 results, ending on March 29, 2008.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 40,000 patients worldwide and currently more than 125 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry. Except for the historical information contained herein, the matters set forth in this press release, as to financial guidance including realization of backlog, procedure growth, market acceptance; clinical studies, regulatory review and approval, and commercialization of products are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: market acceptance of products; variability of installation and sales cycle including customer financing and construction delays; competing products, the combination of our products with complementary technology; and other risks detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for the 2007 fiscal year, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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Accuray Incorporated
Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Six months ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Net revenue:
Products	$39,131	$19,309	$76,115	$46,076
Shared ownership programs	3,044	2,585	5,356	4,811
Services	8,950	3,661	15,949	6,630
Other	913	792	3,264	1,601
Total net revenue	52,038	26,347	100,684	59,118
Cost of revenue:
Costs of products	16,481	7,363	32,921	18,080
Costs of shared ownership programs	760	696	1,472	1,302
Costs of services	6,391	2,960	10,849	4,629
Costs of other	544	626	1,669	1,102
Total cost of revenue	24,176	11,645	46,911	25,113
Gross profit	27,862	14,702	53,773	34,005
Operating expenses:
Selling and marketing	11,167	9,764	21,323	17,294
Research and development	8,128	6,132	15,843	12,314
General and administrative	7,976	6,136	15,877	10,755
Total operating expenses	27,271	22,032	53,043	40,363
Income (loss) from operations	591	(7,330)	730	(6,358)
Interest and other income, net	2,197	103	4,809	310
Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	2,788	(7,227)	5,539	(6,048)
Provision for income taxes	445	64	931	123
Income (loss) before cumulative effect of change in accounting principle	2,343	(7,291)	4,608	(6,171)
Cumulative effect of change in accounting principle, net of tax of $0	—	—	—	838

Net income (loss)	$2,343	$(7,291)	$4,608	$(5,333)

Net income (loss) per common share, basic and diluted:
Basic
Income (loss) before cumulative effect of change in accounting principle	$0.04	$(0.45)	$0.08	$(0.38)
Cumulative effect of change in accounting principle	—	—	—	0.05
Basic net income (loss) per share	$0.04	$(0.45)	$0.08	$(0.33)

Diluted
Income (loss) before cumulative effect of change in accounting principle	$0.04	$(0.45)	$0.08	$(0.38)
Cumulative effect of change in accounting principle	—	—	—	0.05
Diluted net income (loss) per share	$0.04	$(0.45)	$0.08	$(0.33)

Weighted average common shares outstanding used in computing net income (loss) per share:
Basic	54,737	16,209	54,380	16,234
Diluted	61,293	16,209	61,257	16,234
Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$530	$232	$851	$450
Selling and marketing	$1,039	$1,007	$2,146	$1,656
Research and development	$803	$471	$1,478	$920
General and administrative	$1,911	$1,164	$4,112	$2,062

Accuray Incorporated
Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	December 29,	June 30,
	2007	2007
Assets
Current assets:
Cash and cash equivalents	$187,482	$204,830
Accounts receivable	15,158	10,105
Inventories	15,432	16,984
Prepaid expenses and other current assets	6,798	7,937
Deferred cost of revenue—current	28,767	30,709
Total current assets	253,637	270,565
Property and equipment, net	28,117	23,937
Goodwill	4,495	4,495
Intangible assets, net	1,055	1,184
Deferred cost of revenue—noncurrent	21,939	30,522
Other assets	1,249	1,406
Total assets	$310,492	$332,109
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,050	$14,147
Accrued expenses	13,182	17,240
Customer advances—current	20,712	12,634
Deferred revenue—current	77,003	78,022
Total current liabilities	119,947	122,043
Long-term liabilities:
Customer advances—noncurrent	2,850	8,388
Deferred revenue—noncurrent	47,332	76,235
Total liabilities	170,129	206,666

Stockholders’ equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares at December 29, 2007 and June 30, 2007; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares at December 29, 2007 and June 30, 2007; issued and outstanding: 55,267,398 and 55,045,347 shares, respectively, at December 29, 2007 and 53,798,643 and 53,798,643 shares, respectively, at June 30, 2007.	55	53
Additional paid-in capital	262,240	251,637
Accumulated other comprehensive income (loss)	(31)	10
Accumulated deficit	(121,901)	(126,257)
Total stockholders’ equity	140,363	125,443
Total liabilities and stockholders’ equity	$310,492	$332,109